   Exhibit 99

Form 3 Joint Filer Information

Name:    Alec E. Gores

Address:   c/o Gores Technology Group, LLC
    10877 Wilshire Blvd., 18th Floor
    Los Angeles, CA 90024

Designated Filer:  GTG PC Investments, LLC

Issuer & Ticker Symbol: HyperSpace Communications, Inc. (HCO)

Date of Event
Requiring Statement: 7/25/05

Signature:   /s/ Alec E. Gores
    Alec E. Gores